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                                                                    Exhibit 10.8
                                                                    ------------

                        WADDELL & REED FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN


        SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

        The name of this plan is the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Waddell & Reed Financial, Inc. (the "Company") and its Subsidiaries to attract and retain employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and directors to participate in the long-term success and growth of the Company through an equity interest in the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        a. "Affiliate" means (i) any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest, and
(ii) the Company's parent company or former parent company.

        b.      "Board" means the Board of Directors of the Company.

        c. "Cause" means a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

        d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        e. "Committee" means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

        f.      "Commission" means the Securities and Exchange Commission.

        g. "Company" means Waddell & Reed Financial, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        h. "Deferred Stock" means an award made pursuant to Section 9 below of the right to receive Stock at the end of a specified deferral period.

        i. "Director Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

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        j.      "Disability" means total and permanent disability as determined under the Company's long term disability program. With respect to Director Stock Options, "Disability" shall be determined as if the Director was covered under the Company's long term disability program.

        k. "Early Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate pursuant to the early retirement provisions of the applicable tax-qualified Company pension plan.

        l. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

        m. "Fair Market Value" means[, as of the date of the initial public offering, the initial public offering price for the stock, and thereafter] the closing price of the Stock on the New York Stock Exchange Composite Tape on the date in question.

        n. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        o. "Immediate Family" means the children, grandchildren or spouse of any optionee.

        p. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        q. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the normal retirement date specified in the applicable tax-qualified Company pension plan.

        r.      "Plan" means this 1998 Stock Incentive Plan.

        s. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

        t.      "Retirement" means Normal or Early Retirement.

        u.      "Stock" means the Common Stock of the Company.

        v. "Stock Appreciation Right" means a right granted under Section 7 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

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        w.      "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 5.

        x. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 2.  ADMINISTRATION.

        The Plan shall be administered by the Committee which shall at all times comply with any applicable requirements of Rule 16b-3 of the Exchange Act. All members of the Committee shall also be "outside directors" within the meaning of
Section 162(m) of the Code.

        The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock or (iv) Deferred Stock.

        In particular, the Committee shall have the authority:

        (i) to select the consultants, officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or a combination of the foregoing from time to time will be granted hereunder;

        (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;

        (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (other than Director Stock Options), including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

        (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

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        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

        SECTION 3.  STOCK SUBJECT TO PLAN.

        The total number of shares of Stock reserved and available for distribution under the Plan shall be [13,000,000].

        If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates, such shares shall again be available for distribution in connection with future awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, an equitable substitution or adjustment shall be made in
(i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number and option price of shares subject to outstanding Stock Options and Director Stock Options granted under the Plan, (iii) the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan,
(iv) the aggregate number of shares available for issuance to any employee pursuant to Section 4(a), and (v) the number of Director Stock Options to be granted each year pursuant to Section 6, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

        SECTION 4.  ELIGIBILITY.

        (a) Consultants, officers and other key employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director, except as provided in Section 6 below) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards. Only employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options.

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        Except as provided in Section 6, the optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant; provided, however, that no employee shall be granted Stock Options on more than [200,000] shares in any calendar year.

        (b) Directors of the Company (other than directors who are also officers or employees of the Company, its Subsidiaries or its Affiliates) are eligible to receive Director Stock Options pursuant to Section 6 of the Plan.

        SECTION 5.  STOCK OPTIONS FOR EMPLOYEES.

        Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

        The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) except that Incentive Stock Options shall not be granted to employees of an Affiliate. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Except as provided in Section 5(1), no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option.

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        (b)     Option Term. The term of each Stock Option shall be fixed by the
Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

        (c) Exercisability. Subject to paragraph (l) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided, however, that, except as provided in Section 5(f), 5(g), 5(h) or 13, no Stock Option shall be exercisable prior to six months from the date of the granting of the option. Notwithstanding the limitations set forth in the preceding sentence, the Committee may accelerate the exercisability of any Stock Option, at any time in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

        (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award or Deferred Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply to only the number of such shares equal to the number of shares of Restricted Stock or Deferred Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

        (e) Transferability of Options. A Stock Option agreement may permit an optionee to transfer the Stock Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the agreement setting forth such Stock Option expressly provides that the Stock Option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for said transfer. Any Stock Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Stock Option immediately prior to the transfer thereof.

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        Any Stock Option not (i) granted pursuant to any agreement expressly allowing the transfer of said Stock Option or (ii) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and such Stock Option thus shall be exercisable during the optionee's lifetime only by the optionee.

        (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of death (or if an optionee dies following termination of employment by reason of disability or Normal Retirement), any Stock Option shall become immediately exercisable and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, during the period ending on the expiration of the stated term of such Stock Option or the first anniversary of the optionee's death, whichever is later.

        [(g)    Termination by Reason of Disability.  Unless otherwise
determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee shall be immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.]

        [(h)    Termination by Reason of Retirement.  Unless otherwise
determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal Retirement, any Stock Option held by such optionee shall become immediately exercisable. A Stock Option held by an optionee whose employment has terminated by reason of Normal Retirement shall expire at the end of the stated term of such Stock Option, unless otherwise determined by the Committee.

        If an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Early Retirement, any Stock Option shall terminate three years from the date of such Early Retirement or upon the expiration of the stated term of the Stock Option, whichever is shorter, unless otherwise determined by the Committee. In the event of Early Retirement, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee at or after grant, and said Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

        In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.]

        (i) Termination for Cause. If the optionee's employment with the Company, any Subsidiary and any Affiliate is terminated for Cause, the Stock Option shall immediately be forfeited to the Company upon the giving of notice of termination of employment.

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        (j)     Other Termination. If the optionee's employment with the
Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause, the Stock Option shall terminate three months from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is shorter, unless otherwise determined by the Committee. If an optionee's employment with the Company, any Subsidiary and any Affiliate is voluntarily terminated for any reason, the Stock Option shall terminate one month from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is shorter. In the event of involuntary termination without Cause or voluntary termination for any reason, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee and said Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

        (k) Termination upon Change of Control. Notwithstanding the provisions of Section 5(j) or the stated term of the Stock Option, if the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause by reason of or within three months after a merger or other business combination resulting in a "Change of Control" as defined in Section 13 of this Plan, the Stock Option shall terminate upon the later of six months and one day after such merger or business combination or ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred.

        (l) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000. Notwithstanding the preceding sentence, the exercisability of such Stock Options may be accelerated by the Committee and shall be accelerated as provided in Sections 5(f), 5(g), 5(h), and 13, in which case Stock Options which exceed such $100,000 limit shall be treated as Non-Qualified Stock Options. For this purpose, options granted earliest shall be applied first to the $100,000 limit. In the event that only a portion of the options granted at the same time can be applied to the $100,000 limit, the Company shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as ISO stock in its share transfer records.

        SECTION 6.  DIRECTOR STOCK OPTIONS.

        Director Stock Options granted under the Plan shall be Non-Qualified Stock Options. Such Director Stock Options may be granted pursuant to a pre-established formula contained in the Plan or may, in the sole discretion of the entire Board of Directors, be granted as to such number of shares and upon such terms and conditions as shall be determined by said Board of Directors.

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        Director Stock Options granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) Formula-based Director Stock Options. For 1998, 6,000 Director Stock Options shall be granted automatically to each member of the Board who is not an employee of the Company, its Subsidiaries or Affiliates ("Outside Director"). For each calendar year thereafter, 3,000 Director Stock Options shall be granted automatically on the first day of each calendar year on which Stock is publicly traded on the New York Stock Exchange to each Outside Director.

        The option price per share of Stock purchasable under such Director Stock Option shall be 100% of the Fair Market Value of the Stock on the date of the grant of the Director Stock Option. Except as provided in Section 13, said Director Stock Options shall become exercisable in full six months from the date of the grant of the option and shall remain exercisable for a term of ten years and two days from the date such Director Stock Option is granted.

        (b) Non-Formula Based Director Stock Options. Within its sole discretion, the entire Board may award Director Stock Options on a non-formula basis to all or such individual Outside Directors as it shall select. Such Director Stock Options may be awarded at such times and for such number of shares as the Board in its discretion determines. The price of such Director Stock Options may be fixed by the Board at a discount not to exceed 25% of the fair market value of the Stock on the date of grant or may be the fair market value of the Stock on the grant date. Such Director Stock Options shall become first exercisable and have an option term as determined by the Board in its discretion, provided however, that except as described in Section 13 and in paragraph (e) of this section, no such Director Stock Option shall be first exercisable until six months from the date of grant. All other terms and conditions of such Director Stock Options shall be as established by the Board in its sole discretion.

        (c) Method of Exercise. Any Director Stock Option granted pursuant to the Plan may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). Payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised). No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

        (d) Transferability of Options. No Director Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Director Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise

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appropriate and desirable, taking into account any state or federal securities laws applicable to transferable options.

        (e) Termination of Service. Upon an optionee's termination of status as an Outside Director with the Company for any reason, any Director Stock Options held by such optionee shall become immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Director Stock Options or the first anniversary of the optionee's death, whichever is later. Notwithstanding the foregoing sentence, if the optionee's status as an Outside Director terminates by reason of or within three months after a merger or other business combination resulting in a "Change of Control" as defined in Section 13 of this Plan, the Director Stock Option shall terminate upon the latest of (i) six months and one day after the merger or business combination, (ii) ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred, and (iii) the expiration of the stated term of such Director Stock Option.

        SECTION 7.  STOCK APPRECIATION RIGHTS.

        (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

        A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

        A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 7. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

        (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
Section 7 of the Plan; provided, however, that any Stock

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Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

                (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

                (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

                (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below).

                (vii) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 13 below).

        SECTION 8.  RESTRICTED STOCK.

        (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant and/or vesting of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine,

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in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

        (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement"), has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying the price specified in the Restricted Stock Award Agreement. Each participant who is awarded Restricted Stock shall be issued a stock certificate registered in the name of the participant in respect of such shares of Restricted Stock. The Committee shall specify that the certificate shall bear a legend, as provided in clause (i) below, and/or be held in custody by the Company, as provided in clause (ii) below.

                (i) The certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Waddell & Reed Financial, Inc. Copies of such Plan and Agreement are on file in the offices of Waddell & Reed Financial, Inc., ___________________________, ______________________________."

                (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

                (i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, before or after the participant's termination of employment, based on performance and/or such other factors as the Committee may determine, in its sole discretion.

                (ii) Except as provided in paragraph (c)(i) of this Section 8, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the

Company, including the right to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

                (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason other than Normal Retirement or death during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

        SECTION 9.  DEFERRED STOCK AWARDS.

        (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those set forth in paragraph (b) of this Section 9. The Committee may also condition the grant and/or vesting of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

        (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

                (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, (as defined below) where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

                (ii)    At the time of the award, the Committee may, in its sole
discretion, determine that amounts equal to any   dividends declared during the
Deferral Period (or Elective Deferral Period) with respect to the number of shares covered by a Deferred Stock award will be: (a) paid to the participant currently; (b) deferred and deemed to be reinvested; or (c) that such participant has no rights with respect thereto.

                (iii) Subject to the provisions of the award agreement and this Section 9, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

                (iv) Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant (including after the participant's termination of employment), accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                (v) A participant may elect to defer further receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least six months prior to completion of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

                (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock award agreement executed by the Company and the participant.

        SECTION 10.  LOAN PROVISIONS.

        With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

        SECTION 11.  AMENDMENTS AND TERMINATION.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award theretofore granted, without the optionee's or participant's consent.

        Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, stock exchange listing requirements, or other regulatory requirements.

        The Committee may amend the terms of any award or option (other than Director Stock Options) theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent.
The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

        SECTION 12.  UNFUNDED STATUS OF PLAN.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 13.  CHANGE OF CONTROL.

        The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 13, that occurs more than twelve months after the date of the Company's initial public offering:

        (a)     In the event of a "Change of Control" as defined in paragraph
(b) of this Section 13, [unless otherwise determined by the Committee in writing at or after grant, but prior to the occurrence of such Change of Control, or,] if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination) in the event of a "Potential Change of Control," as defined in paragraph (c) of this Section 13:

                (i) any Stock Appreciation Rights and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                (ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                (iii) the value of all outstanding Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock Awards, shall, to the extent determined by the Committee at or after grant, be settled on the basis of the "Change of Control Price" (as defined in paragraph
(d) of this Section 13) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be made in cash or in stock, as shall be necessary to effect the desired accounting treatment for the transaction resulting in the Change of Control. In addition, any Stock Option, Director Stock Option, and Stock Appreciation Right which has been outstanding for less than six months shall be settled solely in stock.

        (b) For purposes of paragraph (a) of this Section 13, a "Change of Control" means the happening of any of the following:

                (i) when any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                (ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of 6(e) of
Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

                (iii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

                (iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

        (c) For purposes of paragraph (a) of this Section 13, a "Potential Change of Control" means the happening of any of the following:

                (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph (b) of this Section 13; or

                (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

        (d) For purposes of this Section 13, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Committee, except that (i) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cashout such options, and (ii) in the case of Director Stock Options, the sixty day period shall be the period immediately prior to the Change of Control.

        SECTION 14.  LIMITATIONS ON PAYMENTS.

        (a) Notwithstanding Section 13 above or any other provision of this Plan or any other agreement, arrangement or plan, in no event shall the Company pay or be obligated to pay any Plan participant an amount which would be an Excess Parachute Payment except as provided in Section 14(f) below and except as the Committee specifically provides otherwise in the participant's grant agreement. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company, ("Tax Counsel"). In the event it is determined that an Excess Parachute Payment would result if the full acceleration of vesting and exercisability provided in Section 13 above were made (when added to any other payments or benefits contingent on a change of control under any other agreement, arrangement or plan), the payments due under
Section 13(a) shall be reduced to the minimum extent necessary to prevent an Excess Parachute Payment; then, if necessary to prevent an Excess Parachute Payment, benefits or payments under any other plan, agreement or arrangement shall be reduced. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the participant and the Company in applying the terms of this Section 14(a), a payment (or portion thereof) made is an Excess Parachute Payment, then, the Company shall pay to the participant an additional amount in cash (a "Gross-Up Payment") equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits he would have received as if Sections 280G and 4999 of the Code had not been enacted.

        (b) Subject to the provisions of Section 14(c), the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount, shall be determined by a nationally recognized certified public accounting firm designated by the Company (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 14(a), shall be paid by the Company to the participant within five (5) days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and participant.

        (c) Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Company of a Gross-Up Payment. Such notification shall be given no later than ten (10) business days after participant is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. Participant shall not pay the claim prior to the expiration of the thirty (30) day period following the date on which it gives notice to the Company. If the Company notifies participant in writing prior to the expiration of the period that it desires to contest such claim, participant shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim;

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to participant;

                (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

                (iv) permit the Company to participate in any proceedings relating to such claim.

Without limitation on the foregoing provisions of this Section 14(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that the
                                                  --------  -------
Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that if the Company
                                    --------  -------
directs participant to pay any claim and sue for a refund, the Company shall advance the amount of the payment to participant, on an interest-free basis, and shall indemnify and hold participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

        (d) In the event that the Company exhausts its remedies pursuant to Section 14(c) and participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Payment required and such payment shall be promptly paid by the Company to or for the benefit of participant.

        (e) If, after the receipt of participant of an amount advanced by the Company pursuant to Section 14(c), participant becomes entitled to receive any refund with respect to such claim, participant shall promptly after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by participant of an amount advanced by the

Company pursuant to Section 14(c), a determination is made that participant shall not be entitled to any refund with respect to such claim and the Company does not notify participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        (f)     Notwithstanding the foregoing, the limitation set forth in
Section 14(a) shall not apply to a participant if in the opinion of Tax Counsel or the Accounting Firm (i) the total amounts payable to the participant hereunder and under any other agreement, arrangement or plan as a result of a change of control (calculated without regard to the limitation of Section 14(a)), reduced by the amount of excise tax imposed on the participant under Code Section 4999 with respect to all such amounts and reduced by the state and federal income taxes on amounts paid in excess of the limitation set forth in
Section 14(a), would exceed (ii) such total amounts payable after application of the limitation of Section 14(a). No Gross-Up Payment shall be made in such case.

        SECTION 15.  GENERAL PROVISIONS.

        (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee or director of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

        (c) Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements.

        The Committee may permit or require, in its sole discretion, participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards other than Stock Options which have related Stock Appreciation Rights by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said participants in respect of an award. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant from any payment of any kind otherwise due to said participant.

        (d) At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of
Section 13 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

        (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

        SECTION 16.  EFFECTIVE DATE OF PLAN.

        The Plan shall be effective on the date it is approved by a majority vote of the Company's stockholders.

        SECTION 17.  TERM OF PLAN.

        No Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock award or Deferred Stock award shall be granted pursuant to the Plan on or after ______, 2008, but awards theretofore granted may extend beyond that date.